Exhibit 32.1

EXHIBIT 32.1

BIOVEST INTERNATIONAL, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Biovest International, Inc. (the Company) on Form10-QSB for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Dr. Stephane Allard, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dr. Stephane Allard

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Dr. Stephane Allard

President and Chief Executive Officer

May 24, 2004

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